STOEL RIVES LLP
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
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                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
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                               TDD (503) 221-1045

                                February 25, 1997







Columbia Daily Income Company
1301 SW Fifth Avenue
PO Box 1350
Portland, OR 97207

     Re:  Rule 24f-2 Notice

     At your request we have reviewed the Form 24f-2 Notice - Annual Notice of Securities Sold Pursuant to Rule 24f-2 to be filed with the Securities and Exchange Commission (the "Rule 24f-2 Notice") by Columbia Daily Income Company (the "Fund").

     We have reviewed copies of the Articles of Incorporation and Bylaws of the Fund, the resolutions adopted by the Fund's Board of Directors authorizing the issuance of shares of the Fund's common stock (the "Shares"), and the audited financial statements of the Fund showing the issuance and redemption of shares of Common Stock in fiscal 1996.

     Based upon our review of the documents referred to above and consideration of other matters we deemed necessary, it is our opinion that the Shares issued in fiscal 1996 in reliance on the Registration Statement of the Fund under the Securities Act of 1933, Registration No. 2-51727, as reflected in the Rule 24f-2 Notice, were legally issued and are fully paid and nonassessable.

                                   Very truly yours,



                                   STOEL RIVES LLP